Exhibit 13(b)

EX-99-906CERT

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Ann M. Carpenter, President, and I, Bruce S. Rosenberg, Treasurer, of the State Street Institutional Investment Trust (the “Trust”), each certify, to the best of my knowledge and belief, that:

1.	This Form N-CSR filing of the Trust for the period ended March 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Ann M. Carpenter
Ann M. Carpenter

 President (Principal Executive Officer) of the State Street Institutional Investment Trust

Date: June 3, 2024

By:	/s/ Bruce S. Rosenberg
Bruce S. Rosenberg

 Treasurer (Principal Financial and Accounting Officer) of the State Street Institutional Investment Trust

Date: June 3, 2024